Exhibit 99

U.S. Xpress Enterprises, Inc. Reports Fourth Quarter 2018 Results

 U.S. Xpress Enterprises, Inc. (the “Company”) today announced results for the fourth quarter of 2018.

Fourth Quarter 2018 Highlights

•	Operating revenue of $469.2 million, an increase of 8.8% compared to the fourth quarter of 2017
•	Operating income of $21.1 million compared to $12.5 million reported in the fourth quarter of 2017
•	Operating ratio of 95.5%, a 160 basis point improvement compared to the fourth quarter of 2017
•	Adjusted operating ratio[1], a non-GAAP measure, of 92.5%, a 280 basis point improvement compared to the fourth quarter of 2017
•	Net income attributable to controlling interest of $7.0 million, or $0.14 per diluted share, compared to $9.5 million in the fourth quarter of 2017
•	Adjusted net income attributable to controlling interest[1], a non-GAAP measure, of $19.5 million, or $0.39 per diluted share, compared to $0.9 million in the fourth quarter of 2017

Fourth Quarter Financial Performance

	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Operating revenue	$469,222	$431,233	$1,804,915	$1,555,385
Revenue, excluding fuel surcharge	$422,530	$390,489	$1,622,083	$1,417,173
Operating income	$21,142	$12,457	$78,906	$28,608
Adjusted operating income[1]	$31,835	$18,520	$96,036	$37,032
Operating ratio	95.5%	97.1%	95.6%	98.2%
Adjusted operating ratio[1]	92.5%	95.3%	94.1%	97.4%
Net income (loss) attributable to controlling interest	$6,997	$9,499	$24,899	$(4,060)
Adjusted net income loss attributable to controlling interest[1]	$19,494	$879	$48,066	$(11,205)
Earnings (loss) per diluted share	$0.14	$1.49	$0.83	$(0.64)
Adjusted earnings per diluted share[1]	$0.39	$0.14	$1.59	$(1.75)
[1] See GAAP to non-GAAP reconciliation in the schedules following this release

Eric Fuller, CEO and President, commented, “I am very proud of our results. For the fourth quarter, our adjusted operating ratio improved 280 basis points, year over year, to 92.5%. This quarter’s performance represents the sixth consecutive quarter of improvement and is the best adjusted operating ratio that we have delivered in 20 years. Our focus has been to manage the business by core metrics that impact Rate, Truck Count, Utilization and Cost and measure our success by our adjusted operating ratio. With record financial results, positive early year momentum, and an improved capital structure from our June initial public offering, we are well positioned to continue methodically managing our capital allocation, improving our operational execution, and targeting industry-leading profitability.”

Enterprise Update

Total revenue for the fourth quarter of 2018 increased by $38.0 million to $469.2 million compared to the fourth quarter of 2017. The increase was primarily the result of a 7.2% increase in the Company’s rate per mile, a 16.2% increase in brokerage revenues to $64.9 million, and a $5.9 million increase in fuel surcharge revenues. Excluding the impact of fuel surcharges, fourth quarter revenue increased $32.0 million to $422.5 million, an increase of 8.2% compared to the year ago quarter.

Operating income for the fourth quarter of 2018 was $21.1 million, which compares to $12.5 million achieved in the fourth quarter of 2017. Excluding the $10.7 million loss on sale and exit of the Company’s fixed cost investment in cross border Mexico operations in the fourth quarter of 2018 and $6.1 million in unfavorable fuel purchase commitments in the fourth quarter of 2017, adjusted operating income for the fourth quarter of 2018 was $31.8 million, compared to $18.5 million in the prior year quarter.

The fourth quarter 2018 adjusted operating ratio was 92.5%, a 280 basis point improvement compared to the fourth quarter of 2017, which is the Company’s sixth consecutive quarter of year over year improvement. For the full year 2018, the Company’s adjusted operating ratio improved by 330 basis points to 94.1% compared to 2017.

Net income attributable to controlling interest for the fourth quarter of 2018 was $7.0 million compared to $9.5 million in the prior year quarter. In addition to the adjustments described above, the 2017 quarter included a $12.4 million after-tax benefit related to reduction of the Company's estimated deferred tax liability in accordance with the Tax Cuts and Jobs Act.  Adjusted net income attributable to controlling interest for the fourth quarter of 2018 was $19.5 million and compares favorably to $0.9 million in the prior year quarter. Adjusted earnings per diluted share were $0.39 for the fourth quarter of 2018.

Truckload Segment

	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Over the road
Average revenue per tractor per week[1]	$3,919	$3,896	$3,917	$3,500
Average revenue per mile[1]	$2.103	$1.998	$2.041	$1.853
Average revenue miles per tractor per week	1,864	1,950	1,919	1,889
Average tractors	3,525	3,717	3,562	3,788
Dedicated
Average revenue per tractor per week[1]	$3,869	$3,518	$3,717	$3,598
Average revenue per mile[1]	$2.329	$2.134	$2.259	$2.089
Average revenue miles per tractor per week	1,661	1,649	1,645	1,723
Average tractors	2,770	2,583	2,701	2,440
Consolidated
Average revenue per tractor per week[1]	$3,897	$3,741	$3,831	$3,539
Average revenue per mile[1]	$2.196	$2.048	$2.127	$1.940
Average revenue miles per tractor per week	1,775	1,827	1,801	1,824
Average tractors	6,295	6,300	6,263	6,228
[1] Excluding fuel surcharge revenues
The above table excludes revenue, miles and tractors for services performed in Mexico.

Mr. Fuller said, “Market conditions have remained constructive through the fourth quarter of 2018 and into the first quarter of 2019. Since October, we have contractually agreed to rate renewals for approximately 20% of our anticipated truckload revenue for 2019 with an average rate increase of approximately 7%, and we expect full year contract rates to increase between 5–8%.”

The Truckload segment achieved an adjusted operating ratio of 91.9% for the fourth quarter of 2018, a 340 bps improvement compared to the adjusted operating ratio of 95.3% achieved in the fourth quarter of 2017. This improvement was a result of the continued successful implementation of the Company’s strategic initiatives, disciplined cost management, and increased rates.

In the Over the Road division, as a result of a change in business mix, the Company maintained average revenue per tractor per week in 2018 consistent with the fourth quarter of 2017 while increasing average revenue per mile by 5.3% despite a reduction in average miles per tractor by 4.4%.

The Dedicated division’s average revenue per tractor per week increased 10.0% in the fourth quarter of 2018 compared to the fourth quarter of 2017. The increase was primarily the result of a 9.1% increase in the division’s revenue per mile. The highlight in the fourth quarter of 2018 was the improvement in utilization compared to the fourth quarter of 2017. The Company believes significant progress was achieved during the third quarter through rate increases and adjusting to the change in shipping patterns, which contributed to the fourth quarter’s sequential utilization improvement. This compares to general fourth quarter seasonality that historically has resulted in an approximate 5% reduction in utilization, sequentially.

Brokerage Segment

	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Brokerage revenue	$64,855	$55,813	$242,817	$173,218
Gross margin %	13.9%	15.0%	13.4%	13.5%
Load Count	43,484	42,673	167,760	147,775

The brokerage segment continues to provide additional selectivity for the Company’s assets to optimize yield while at the same time offering more capacity solutions to customers. Brokerage segment revenues increased 16.2% to $64.9 million in the fourth quarter of 2018 compared to $55.8 million in the fourth quarter of 2017. The increase was primarily the result of higher average revenue per load, due in part to higher fuel prices.

Liquidity and Capital Resources

As of December 31, 2018, U.S. Xpress had $139.9 million of liquidity (defined as cash plus availability under the Company’s revolving credit facility), $416.0 million of net debt (defined as long-term debt, including current maturities, less cash balances), and $238.4 million of total stockholders' equity. Capital expenditures, net of proceeds, related primarily to tractors and trailers and were $79.9 million in the fourth quarter and $168.6 million for full year 2018.

Outlook

Mr. Fuller commented on the Company's outlook:  "For 2019, we continue to expect to achieve four quarters of year over year adjusted operating ratio improvement with a targeted full year adjusted operating ratio of 93.0%."

"From a revenue perspective, we anticipate moderate economic growth and a more balanced relationship of freight demand and available truckload capacity.  In this environment, we anticipate holding our asset based fleet size approximately even and optimizing our consolidated revenue base over our Truckload and Brokerage capacity. For the full year, we expect mid-single digit rate increases in our Truckload segment based on a combination of contract rate increases and network management, partially offset by a less robust spot market, which represents approximately 10% of our revenues. In our Brokerage segment, we anticipate flattening revenue due to a combination of tougher comparisons, rate pressure, and an emphasis on Truckload selection of available loads."

"Outside of market forces, we see multiple Company-specific opportunities.  We expect to realize in 2019 at least 50% of the expected $10 million of annualized benefits from exiting our fixed cost investment in the Mexico cross-border business market and reallocating our north of the border capacity. In addition, new tractor technology and internal initiatives afford us opportunities in the areas of safety, maintenance, and fuel savings.  We also continue to examine new ways to use technology to increase revenue and lower our costs."

Conference Call

The Company will hold a conference call to discuss its fourth quarter results at 5:00 p.m. (Eastern Time) on February 7, 2019.  The conference call can be accessed live over the by phone dialing 1-877-423-9813 or, for international callers, 1-201-689-8573 and requesting to be joined to the U.S. Xpress Fourth Quarter Earnings Conference Call. A replay will be available starting at 8:00 p.m. (Eastern Time) on February 7, 2019, and can be accessed by dialing 1-844-512-2921 or, for international callers, 1-412-317-6671. The passcode for the replay is 13686257. The replay will be available until 11:59 p.m. (Eastern Time) on February 14, 2019.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at investor.usxpress.com. The online replay will remain available for a limited time beginning immediately following the call. Supplementary information for the conference call also will be available on this website.

Non-GAAP Financial Measures

In addition to our net income determined in accordance with U.S. generally accepted accounting principles (‘‘GAAP’’), we evaluate operating performance using certain non-GAAP measures, including Adjusted Operating Ratio, Adjusted Operating Expenses, Adjusted Operating Income, Adjusted Net Income Attributable to Controlling Interest, and Adjusted EPS (on a consolidated and, as applicable, segment basis). Management believes the use of non-GAAP measures assists investors and securities analysts in understanding the ongoing operating performance of our business by allowing more effective comparison between periods. The non-GAAP information provided is used by our management and may not be comparable to similar measures disclosed by other companies. The non-GAAP measures used herein have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Management compensates for these limitations by relying primarily on GAAP results and using non-GAAP financial measures on a supplemental basis.

About U.S. Xpress Enterprises

Founded in 1985, U.S. Xpress Enterprises, Inc. is the nation’s fifth largest asset-based truckload carrier by revenue, providing services primarily throughout the United States. We offer customers a broad portfolio of services using our own truckload fleet and third‐party carriers through our non‐asset‐based truck brokerage network. Our modern fleet of tractors is backed up by a team of committed professionals whose focus lies squarely on meeting the needs of our customers and our drivers.

Forward-Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "intends," “outlook,” “strategy,” “focus,” “continue,” “will,” “could,” “should,” “may,” and similar terms and phrases. In this press release, such statements may include, but are not limited to, statements in the "Outlook" section and any other statements concerning: any projections of earnings, revenues, cash flows, capital expenditures, or other financial items; any statement of plans, strategies, or objectives for future operations; any statements regarding future economic or industry conditions or performance; and any statements of belief and any statements of assumptions underlying any of the foregoing. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: general economic conditions, including inflation and consumer spending; political conditions and regulations, including future changes thereto; changes in tax laws or in their interpretations and changes in tax rates; future insurance and claims experience, including adverse changes in claims experience and loss development factors, or additional changes in management's estimates of liability based upon such experience and development factors that cause our expectations of insurance and claims expense to be inaccurate or otherwise impacts our results; impact of pending or future legal proceedings; future market for used revenue equipment and real estate; future revenue equipment prices; future capital expenditures, including equipment purchasing and leasing plans and equipment turnover (including expected trade-ins); expected fleet age; future depreciation and amortization; changes in management’s estimates of the need for new tractors and trailers; future ability to generate sufficient cash from operations and obtain financing on favorable terms to meet our significant ongoing capital requirements; our ability to maintain compliance with the provisions of our credit agreement; expected freight environment, including freight demand, rates, capacity, and volumes; future asset utilization; loss of one or more of our major customers; our ability to renew dedicated service offering contracts on the terms and schedule we expect; surplus inventories, recessionary economic cycles, and downturns in customers' business cycles; strikes, work slowdowns, or work stoppages at the Company, customers, ports, or other shipping related facilities; increases or rapid fluctuations in fuel prices, as well as fluctuations in surcharge collection, including, but not limited to, changes in customer fuel surcharge policies and increases in fuel surcharge bases by customers; interest rates, fuel taxes, tolls, and license and registration fees; increases in compensation for and difficulty in attracting and retaining qualified professional drivers and independent contractors; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; regulatory requirements that increase costs, decrease efficiency, or reduce the availability of drivers, including revised hours-of-service requirements for drivers and the Federal Motor Carrier Safety Administration’s Compliance, Safety, Accountability program that implemented new driver standards and modified the methodology for determining a carrier’s Department of Transportation safety rating; future safety performance; our ability to reduce, or control increases in, operating costs; future third-party service provider relationships and availability; execution of the Company’s current business strategy or changes in the Company’s business strategy; the ability of the Company’s infrastructure to support future organic or inorganic growth; our ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; in relation to exiting our fixed cost investment in U.S.-Mexico cross border business, the actual costs of severance, leased vehicle turn-in, equipment repositioning, and other expenses associated with exiting the operations; the impact of supply and demand on availability and pricing of replacement loads for tractors in our U.S. network; the prices obtained for assets being disposed of; and the timing and amount of deferred consideration collected; and our ability to adapt to changing market conditions and technologies. Readers should review and consider these factors along with the various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

Contact:

U.S. Xpress Enterprises, Inc.
Brian Baubach
Sr. Vice President Corporate Finance and Investor Relations
investors@usxpress.com

Source: U.S. Xpress Enterprises, Inc.

Condensed Consolidated Income Statements (unaudited)
	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2018	2017	2018	2017
Operating Revenue:
Revenue, excluding fuel surcharge	$422,530	$390,489	$1,622,083	$1,417,173
Fuel surcharge	46,692	40,744	182,832	138,212
Total operating revenue	469,222	431,233	1,804,915	1,555,385
Operating Expenses:
Salaries, wages and benefits	135,252	140,934	535,994	543,735
Fuel and fuel taxes	54,009	63,470	227,525	219,515
Vehicle rents	19,727	18,630	78,639	74,377
Depreciation and amortization, net of (gain) loss	24,558	24,347	97,954	93,369
Purchased transportation	131,756	95,147	481,945	308,624
Operating expense and supplies	28,662	29,976	118,064	126,700
Insurance premiums and claims	20,612	24,873	85,075	77,430
Operating taxes and licenses	3,701	3,930	14,133	13,769
Communications and utilities	2,426	1,901	9,575	7,683
General and other operating	16,684	15,568	66,412	61,575
Impairment of assets held for sale	10,693	-	10,693	-
Total operating expenses	448,080	418,776	1,726,009	1,526,777
Operating Income	21,142	12,457	78,906	28,608
Other Expenses (Income):
Interest Expense, net	5,095	13,393	34,866	49,758
Gain on sale of subsidiary	-	(1,026)	-	(1,026)
Early extinguishment of debt	-	-	7,753	-
Impairment in equity method investments	1,804	-	1,804	-
Equity in loss of affiliated companies	131	190	381	1,350
Other, net	101	357	136	(350)
	7,131	12,914	44,940	49,732
Income (loss) Before Income Taxes	14,011	(457)	33,966	(21,124)
Income Tax Provision (Benefit)	6,779	(9,984)	7,860	(17,187)
Net Income (loss)	7,232	9,527	26,106	(3,937)
Net Income attributable to non-controlling interest	235	28	1,207	123
Net Income (loss) attributable to controlling interest	$6,997	$9,499	$24,899	$(4,060)

Income (loss) Per Share
Basic earnings (loss) per share	$0.14	$1.49	$0.84	$(0.64)
Basic weighted average shares outstanding	48,319	6,385	29,470	6,385
Diluted earnings (loss) per share	$0.14	$1.49	$0.83	$(0.64)
Diluted weighted average shares outstanding	49,466	6,385	30,133	6,385

Condensed Consolidated Balance Sheets (unaudited)
	December 31,	December 31,
(in thousands)	2018	2017
Assets
Current assets:
Cash and cash equivalents	$9,892	$9,232
Customer receivables, net of allowance of $59 and $122, respectively	190,254	186,407
Other receivables	20,430	21,637
Prepaid insurance and licenses	11,035	7,070
Operating supplies	7,324	8,787
Assets held for sale	33,225	3,417
Other current assets	13,374	12,170
Total current assets	285,534	248,720
Property and equipment, at cost	898,530	835,814
Less accumulated depreciation and amortization	(379,813)	(371,909)
Net property and equipment	518,717	463,905
Other assets:
Goodwill	57,708	57,708
Intangible assets, net	28,913	30,742
Other	19,615	19,496
Total other assets	106,236	107,946
Total assets	$910,487	$820,571
Liabilities, Redeemable Restricted Units and Stockholder's Equity (Deficit)
Current liabilities:
Accounts payable	$63,808	$80,555
Book overdraft	-	3,537
Accrued wages and benefits	24,960	20,530
Claims and insurance accruals	47,442	47,641
Other accrued liabilities	8,120	13,901
Liabilities associated with assets held for sale	6,856	-
Current maturities of long-term debt	113,094	132,332
Total current liabilities	264,280	298,496
Long-term debt, net of current maturities	312,819	480,472
Less unamortized discount and debt issuance costs	(1,347)	(7,266)
Net long-term debt	311,472	473,206
Deferred income taxes	19,978	15,630
Long term liabilites associated with assets held for sale	8,353	-
Other long-term liabilities	7,713	14,350
Claims and insurance accruals, long-term	60,304	56,713
Commitments and contingencies:
Redeemable restricted units	-	3,281
Stockholder's Equity (Deficit):
Common Stock	484	64
Additional paid-in capital	251,742	1
Accumulated deficit	(17,335)	(43,459)
Stockholder’s equity (deficit)	234,891	(43,394)
Noncontrolling interest	3,496	2,289
Total stockholder's equity (deficit)	238,387	(41,105)
Total liabilities, redeemable restricted units and stockholder's equity	$910,487	$820,571

Condensed Consolidated Cash Flow Statements (unaudited)
	Year Ended December 31,
(in thousands)	2018	2017
Operating activities
Net income (loss)	$26,106	$(3,937)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Early extinguishment of debt	7,753	-
Impairments of assets held for sale and equity method investments	12,497	-
Equity in loss of affiliated companies	381	1,350
Gain on life insurance proceeds	(4,000)	-
Deferred income tax provision (benefit)	5,691	(20,156)
Provision for losses on receivables	104	-
Depreciation and amortization	90,831	91,340
Losses on sale of property and equipment	7,123	2,029
Share based compensation	2,248	673
Original issue discount and deferred financing amortization	1,728	3,791
Interest paid-in-kind	(7,516)	1,452
Gain on sale of Xpress Global Systems	-	(1,026)
Purchase commitment interest expense (income)	(192)	(698)
Changes in operating assets and liabilities
Receivables	(8,972)	(32,051)
Prepaid insurance and licenses	(4,006)	45
Operating supplies	725	(510)
Other assets	(3,438)	(529)
Accounts payable and other accrued liabilities	(21,020)	41,930
Accrued wages and benefits	6,304	1,691
Net cash provided by operating activities	112,347	85,394
Investing activities
Payments for purchases of property and equipment	(223,939)	(240,417)
Proceeds from sales of property and equipment	55,370	32,183
Acquisition of business	-	(2,219)
Proceeds on life insurance	2,980	-
Other	(500)	(758)
Net cash used in investing activities	(166,089)	(211,211)
Financing activities
Borrowings under lines of credit	292,332	387,973
Payments under lines of credit	(321,665)	(358,640)
Borrowings under long-term debt	362,013	224,102
Payments of long-term debt	(504,180)	(118,834)
Payments of financing costs and original issue discount	(4,165)	(5,844)
Proceeds from issuance of 16,668,000 shares, net of expenses	246,615	-
Payments of long-term consideration for business acquisition	(1,010)	-
Repurchase of membership units	(217)	(523)
Book overdraft	(3,537)	3,537
Net cash provided by financing activities	66,186	131,771
Cash included in assets held for sale	(11,784)	-
Net change in cash and cash equivalents	660	5,954
Cash and cash equivalents
Beginning of year	9,232	3,278
End of year	$9,892	$9,232

Key Operating Factors & Truckload Statistics (unaudited)

	Quarter Ended December 31,		%	Year Ended December 31,		%
	2018	2017	Change	2018	2017	Change
Operating Revenue:
Truckload[1]	$357,675	$334,676	6.9%	$1,379,266	$1,243,955	10.9%
Fuel Surcharge	46,692	40,744	14.6%	182,832	138,212	32.3%
Brokerage	64,855	55,813	16.2%	242,817	173,218	40.2%
Total Operating Revenue	$469,222	$431,233	8.8%	$1,804,915	$1,555,385	16.0%

Operating Income:
Truckload	$18,138	$9,707	86.9%	$69,088	$25,200	174.2%
Brokerage	$3,004	$2,750	nm	$9,818	$3,408	nm
	$21,142	$12,457	69.7%	$78,906	$28,608	175.8%

Operating Ratio:
Operating Ratio	95.5%	97.1%	-1.7%	95.6%	98.2%	-2.6%
Adjusted Operating Ratio[2]	92.5%	95.3%	-2.9%	94.1%	97.4%	-3.4%

Truckload Operating Ratio	95.5%	97.4%	-2.0%	95.6%	98.2%	-2.6%
Adjusted Truckload Operating Ratio[2]	91.9%	95.3%	-3.5%	93.7%	97.3%	-3.6%
Brokerage Operating Ratio	95.4%	95.1%	0.3%	96.0%	98.0%	-2.1%

Truckload Statistics:[3]
Revenue Per Mile[1]	$2.196	$2.048	7.2%	$2.127	$1.940	9.6%

Average Tractors -
Company Owned	4,708	5,367	-12.3%	4,880	5,434	-10.2%
Owner Operators	1,587	933	70.1%	1,383	794	74.2%
Total Average Tractors	6,295	6,300	-0.1%	6,263	6,228	0.6%

Average Revenue Miles Per Tractor Per Week	1,775	1,827	-2.8%	1,801	1,824	-1.3%

Average Revenue Per Tractor Per Week[1]	$3,897	$3,741	4.2%	$3,831	$3,539	8.3%

Total Miles	161,605	165,663	-2.4%	645,829	650,545	-0.7%

Total Company Miles	118,819	138,558	-14.2%	493,420	556,831	-11.4%

Total Independent Contractor Miles	42,786	27,104	57.9%	152,409	93,713	62.6%

Independent Contractor fuel surcharge	11,953	6,437	85.7%	41,898	19,877	110.8%

[1] Excluding fuel surcharge revenues
[2] See GAAP to non-GAAP reconciliation in the schedules following this release
[3] Excludes revenue, miles and tractors for services performed in Mexico.

Non-GAAP Reconciliation - Adjusted Operating Income and Adjusted Operating Ratio (unaudited)

	Quarter Ended December 31,		Year Ended December 31,
(in thousands)	2018	2017	2018	2017
GAAP Presentation:
Total revenue	$469,222	$431,233	$1,804,915	$1,555,385
Total operating expenses	(448,080)	(418,776)	(1,726,009)	(1,526,777)
Operating Income	$21,142	$12,457	$78,906	$28,608
Operating ratio	95.5%	97.1%	95.6%	98.2%

Non-GAAP Presentation
Total revenue	$469,222	$431,233	$1,804,915	$1,555,385
Fuel surcharge	(46,692)	(40,744)	(182,832)	(138,212)
Revenue, excluding fuel surcharge	422,530	390,489	1,622,083	1,417,173

Total operating expenses	448,080	418,776	1,726,009	1,526,777
Adjusted for:
Fuel surcharge	(46,692)	(40,744)	(182,832)	(138,212)
Fuel purchase arrangements	-	(6,063)	-	(8,424)
IPO-related costs[1]	-	-	(6,437)	-
Impairment of assets held for sale[2]	(10,693)		(10,693)
Adjusted operating expenses	390,695	371,969	1,526,047	1,380,141
Adjusted Operating Income	$31,835	$18,520	$96,036	$37,032
Adjusted operating ratio	92.5%	95.3%	94.1%	97.4%

Non-GAAP Reconciliation - Truckload Adjusted Operating Income and Adjusted Operating Ratio (unaudited)

	Quarter Ended December 31,		Year Ended December 31,
(in thousands)	2018	2017	2018	2017
Truckload GAAP Presentation:
Total Truckload revenue	$404,367	$375,420	$1,562,098	$1,382,167
Total Truckload operating expenses	(386,229)	(365,713)	(1,493,010)	(1,356,967)
Truckload Operating Income	$18,138	$9,707	$69,088	$25,200
Truckload Operating ratio	95.5%	97.4%	95.6%	98.2%

Truckload Non-GAAP Presentation
Total Truckload revenue	$404,367	$375,420	$1,562,098	$1,382,167
Fuel surcharge	(46,692)	(40,744)	(182,832)	(138,212)
Revenue, excluding fuel surcharge	357,675	334,676	1,379,266	1,243,955

Total Truckload operating expenses	386,229	365,713	1,493,010	1,356,967
Adjusted for:
Fuel surcharge	(46,692)	(40,744)	(182,832)	(138,212)
Fuel purchase arrangements	-	(6,063)	-	(8,424)
IPO-related costs[1]	-	-	(6,437)	-
Impairment of assets held for sale[2]	(10,693)	-	(10,693)	-
Truckload Adjusted operating expenses	328,844	318,906	1,293,048	1,210,331
Truckload Adjusted Operating Income	$28,831	$15,770	$86,218	$33,624
Truckload Adjusted operating ratio	91.9%	95.3%	93.7%	97.3%
[1] During the second quarter, we incurred one time expenses for the IPO related to pay out of our SAR program and deal bonuses totaling $6,437.
[2] During the fourth quarter, we incurred an impairment charge related to the exit of our U.S.- Mexico cross border business.

Non-GAAP Reconciliation - Adjusted Net Income and EPS (unaudited)

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2018	2017	2018	2017
GAAP: Net Income (Loss) attributable to controlling interest	$6,997	$9,499	$24,899	$(4,060)
Adjusted for:
Income tax provision (benefit)	6,779	(9,984)	7,860	(17,187)
Income (loss) before income taxes attributable to controlling interest	$13,776	$(485)	$32,759	$(21,247)
Fuel purchase arrangements	-	6,063	-	8,424
Debt extinguishment costs in conjunction with IPO[1]	-	-	7,753	-
Impairment of assets held for sale and other equity method investments[2]	12,497	-	12,497	-
IPO-related costs[3]	-	-	6,437	-
Adjusted income (loss) before income taxes	26,273	5,578	59,446	(12,823)
Adjusted income tax provision (benefit)	6,779	4,699	11,380	(1,618)
Non-GAAP: Adjusted Net Income (Loss) attributable to controlling interest	$19,494	$879	$48,066	$(11,205)

GAAP: Earnings per diluted share	$0.14	$1.49	$0.83	$(0.64)
Adjusted for:
Income tax provision (benefit) attributable to controlling interest	0.14	(1.56)	0.26	(2.69)
Income (loss) before income taxes attributable to controlling interest	$0.28	$(0.07)	$1.09	$(3.33)
Fuel purchase arrangements	-	0.95	-	1.32
Debt extinguishment costs in conjunction with IPO[1]	-	-	0.26	-
IPO-related costs[3]	-	-	0.21	-
Impairment of assets held for sale and other equity method investments[2]	0.25	-	0.41	-
Adjusted income (loss) before income taxes	0.53	0.88	1.97	(2.01)
Adjusted income tax provision (benefit)	0.14	0.74	0.38	(0.25)
Non-GAAP: Adjusted Net Income (Loss) attributable to controlling interest	$0.39	$0.14	$1.59	$(1.75)

1 In connection with the IPO, we recognized an early extinguishment of debt charge related to our then existing term loan.
[2] During the fourth quarter, we incurred impairment charges related to the exit of our U.S.- Mexico cross border business and dispositions of other equity method investments.
[3] During the second quarter, we incurred one time expenses for the IPO related to pay out of our SAR program and deal bonuses totaling $6,437.

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